As filed with the Securities and Exchange Commission on November 1, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NAVARRE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1704319 (I.R.S. Employer Identification No.)
7400 49th Avenue North
New Hope, Minnesota 55428
(Address of principal executive offices, including Zip Code)
NAVARRE CORPORATION AMENDED AND RESTATED 2004 STOCK PLAN
(Full title of the plan)

Ryan F. Urness, Esq.	Copy to:
General Counsel and Secretary
Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55438
Telephone: (763) 535-8333
(Name, address and telephone number
including area code of agent for service)	Philip T. Colton Winthrop & Weinstine, P.A. 225 South Sixth Street Suite 3500 Minneapolis, Minnesota 55402 Telephone: (612) 604-6400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☑ Smaller reporting company
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Common Stock, no par value(1)	3,500,000 shares	$2.435	$8,522,500.00	$607.65

(1)	The number of shares being registered consists of 3,500,000 shares of the Registrant’s Common Stock which may be issued under the Navarre Corporation Amended and Restated 2004 Stock Plan, as amended (the “Plan”), in addition to shares previously registered. In addition, pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities which may become issuable pursuant to anti-dilution provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and (h) promulgated under the Securities Act, the proposed maximum offering price has been determined on the basis of the average of the high and low sales prices of the Registrant’s Common Stock on October 27, 2010, as reported on The NASDAQ Global Market.

STATEMENT OF INCORPORATION
     This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to an employee benefit plan are effective. The increase in the number of shares of Common Stock authorized for issuance under the Plan was approved by the Registrant’s shareholders on September 15, 2010. Pursuant to Instruction E of the General Instructions to Form S-8, the contents of Registration Statements on Form S-8 for the Plan previously filed with the Securities and Exchange Commission on September 24, 2004 (File No. 333-119260), on February 22, 2006 (File No. 333-131986) and on November 9, 2007 (File No. 333-147280) are hereby incorporated by reference, and the information required by Part II is omitted, except for Items 3 and 5, which have been updated.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:
a)	the Registrant’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2010 (filed with the SEC on June 11, 2010);

b)	the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2010 (filed with the SEC on August 16, 2010);

c)	the Registrant’s Current Reports on Forms 8-K (filed with the SEC on May 14, 2010; May 17, 2010; May 27, 2010; June 4, 2010; August 2, 2010; August 13, 2010; and September 16, 2010); but in each case excluding all information that is “furnished” and not “filed” therewith; and

d)	the description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (filed with the SEC on August 21, 1986 (File No. 0-22982)), pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Item 5.	Interests of Named Experts and Counsel.
     Linda Alsid Ruehle, Assistant General Counsel, who has passed upon the legality of the securities offered hereby, is eligible for participation in the Navarre Corporation Amended and Restated 2004 Stock Plan.

Item 8.	Exhibits.
     The exhibits to this Registration Statement on Form S-8 are described in the Exhibit Index below.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota on November 1, 2010.

NAVARRE CORPORATION
By:	/s/ J. Reid Porter
	Name:	J. Reid Porter
Its: Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes J. Reid Porter and Ryan F. Urness, jointly and severally, his attorney-in-fact, with full power of substitution for him and in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cary L. Deacon Cary L. Deacon	President and Chief Executive Officer and Director (principal executive officer)	November 1, 2010

/s/ J. Reid Porter J. Reid Porter	Chief Operating Officer and Chief Financial Officer (principal financial and accounting officer)	November 1, 2010

/s/ Eric H. Paulson Eric H. Paulson	Director	November 1, 2010

/s/ Keith A. Benson Keith A. Benson	Director	November 1, 2010

/s/ David F. Dalvey David F. Dalvey	Director	November 1, 2010

/s/ Timothy R. Gentz Timothy R. Gentz	Director	November 1, 2010

/s/ Frederick C. Green IV Frederick C. Green IV	Director	November 1, 2010

/s/ Deborah L. Hopp Deborah L. Hopp	Director	November 1, 2010

/s/ Kathleen P. Iverson Kathleen P. Iverson	Director	November 1, 2010

/s/ Tom F. Weyl Tom F. Weyl	Director	November 1, 2010

Exhibit Index

Exhibit No.	Description
4.1	Amendment No. 2 to Navarre Corporation Amended and Restated 2004 Stock Plan (incorporated by reference to Exhibit A to Company’s Proxy Statement on Form DEF14A filed on July 28, 2009).

4.2	Amendment No. 3 to Navarre Corporation Amended and Restated 2004 Stock Plan (incorporated by reference to Exhibit A to Company’s Proxy Statement on Form DEF14A filed on July 28, 2010).

5*	Opinion of Linda Alsid Ruehle, Assistant General Counsel.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Linda Alsid Ruehle, Assistant General Counsel (included in Exhibit 5).

24*	Powers of Attorney (included as part of signature page).

*	Filed herewith